UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 15, 2011

TRANSATLANTIC HOLDINGS, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	1-10545 (Commission File Number)	13-3355897 (IRS Employer Identification Number)

80 Pine Street, New York, New York (Address of Principal Executive Offices)	10005 (Zip Code)
Registrant’s telephone number, including area code: (212) 365-2200
NONE
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 1.02 Termination of a Material Definitive Agreement
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 8.01 Other Events
Item 9.01 Financial Statements and Exhibits
SIGNATURES
Exhibit Index
EX-10.1
EX-99.1
EX-99.2
EX-99.3

Item 1.01 Entry into a Material Definitive Agreement.
     Transatlantic Holdings, Inc., a Delaware corporation (the “Company”) entered into a Termination Agreement, dated as of September 15, 2011 (the “Termination Agreement”), with Allied World Assurance Company Holdings, AG (“Allied World”) and GO Sub, LLC (“Merger Sub”), pursuant to which the parties mutually terminated the Agreement and Plan of Merger, dated as of June 12, 2011, by and among the Company, Allied World and Merger Sub (the “Merger Agreement”). Pursuant to the Termination Agreement, the Company has agreed to pay Allied World a termination fee in the amount of $35 million (and expense reimbursement in the amount of $13,256,000), within two business days. The Company has also agreed to pay Allied World, within two business days of a Triggering Event (as defined below), an additional fee in the amount of $66,744,000 in the event that, prior to September 15, 2012, the Company enters into any definitive agreement in respect of any Competing Transaction or recommends or submits a Competing Transaction to its stockholders for adoption, or a transaction in respect of a Competing Transaction is consummated (each, a “Triggering Event”). “Competing Transaction” has the meaning set forth in the Merger Agreement, except that references to 10% in such definition are deemed to be a reference to 50%.
     The foregoing description of the Termination Agreement is qualified in its entirety by reference to the Termination Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.
Item 1.02 Termination of a Material Definitive Agreement.
     See the description set forth under “Item 1.01 — Entry into a Material Definitive Agreement,” which is incorporated by reference into this Item 1.02.
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     In connection with the termination of the Merger Agreement, Robert F. Orlich notified the board of directors (the “Board”) of the Company of his decision to retire from the position of President of the Company, effective as of September 15, 2011, and to retire from the position of Chief Executive Officer of the Company, effective as of December 31, 2011.
     The Board has appointed Michael C. Sapnar as President of the Company, effective as of September 16, 2011, and Chief Executive Officer of the Company, effective January 1, 2012.
Item 8.01 Other Events.
     As a result of the termination of the Merger Agreement, the special meeting of stockholders of the Company, scheduled to be held on September 20, 2011, has been cancelled. The Company’s stockholders should disregard the proxy statement mailed to stockholders on or about August 19, 2011.
     On September 15, 2011, the Board approved a strategic plan which provides, among other things, for the repurchase of $600 million of shares of the Company’s common stock ($300 million through December 31, 2011 and the remaining $300 million during 2012), which share repurchases are to be conducted through open market or negotiated purchases.
     On September 16, 2011, the Company issued a press release relating to, among other things, the Termination Agreement and the stock repurchase program, a copy of which is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference. In addition, on September 16, 2011, the Company disseminated a letter to stockholders and letter to employees relating to such matters, copies of which are attached to this Current Report on Form 8-K as Exhibit 99.2 and Exhibit 99.3, respectively, and are incorporated herein by reference.

     On September 16, 2011, the Company filed Amendment No. 6 (“Amendment 6”) to the Solicitation/Recommendation Statement on Schedule 14D-9 originally filed by the Company on July 28, 2011. A copy of Amendment 6 is attached hereto as Exhibit 99.4 and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits

Exhibit No.	Description
10.1	Termination Agreement, dated as of September 15, 2011, by and among Transatlantic Holdings, Inc., Allied World Assurance Company Holdings, AG and GO Sub, LLC.

99.1	Press Release of Transatlantic Holdings, Inc. dated September 16, 2011.

99.2	Letter to Stockholders dated September 16, 2011.

99.3	Letter to Employees dated September 16, 2011.

99.4	Amendment 6 to Solicitation/Recommendation Statement (incorporated by reference from the Schedule 14D-9/A filed by Transatlantic Holdings, Inc. on September 16, 2011).

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANSATLANTIC HOLDINGS, INC. (Registrant)
By:	/s/ Gary A. Schwartz
Gary A. Schwartz
Executive Vice President and General Counsel

Date: September 16, 2011

Exhibit Index

Exhibit No.	Description
10.1	Termination Agreement, dated as of September 15, 2011, by and among Transatlantic Holdings, Inc., Allied World Assurance Company Holdings, AG and GO Sub, LLC.

99.1	Press Release of Transatlantic Holdings, Inc. dated September 16, 2011.

99.2	Letter to Stockholders dated September 16, 2011.

99.3	Letter to Employees dated September 16, 2011.

99.4	Amendment 6 to Solicitation/Recommendation Statement (incorporated by reference from the Schedule 14D-9/A filed by Transatlantic Holdings, Inc. on September 16, 2011).